 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

American Sands Energy Corp.

We consent to the incorporation by reference in Registration Statement No. 333-179044 on Form S-8 of American Sands Energy Corp. of our report dated June 21, 2012 with respect to the consolidated financial statements of American Sands Energy Corp. contained in American Sands Energy Corp.’s Annual Report on Form 10-K for the year ended March 31, 2012.

/s/ Tanner LLC

Salt Lake City, Utah

June 21, 2012